SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CHEMFAB CORPORATION

                    GAMCO INVESTORS, INC.
                                 8/09/00           40,000            18.0810
                                 8/09/00            8,000            18.0810
                                 8/08/00           20,000            18.0625
                                 8/07/00            4,200            18.0625
                                 8/07/00           40,000            18.0625



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.